Exhibit 10.2

PROMISSORY NOTE

$2,500,000.00	March __, 2011

FOR VALUE RECEIVED, the undersigned, S SQUARED, L.L.C., an Illinois limited liability company ("S Squared") and ENVERSA COMPANIES LLC, a Texas limited liability company ("Enversa") (S Squared and Enversa are individually referred to herein as a "Borrower" and collectively as "Borrowers"), jointly and severally promise to pay to the order of PACIFIC SPECIALTY INSURANCE COMPANY, a California corporation (together with its successors and assigns, the "Holder"), at Menlo Park, California, or such other place as the Holder hereof may designate in writing, the principal sum of Two Million Five Hundred Thousand and 00/100 United States Dollars (U.S. $2,500,000.00) (the "Loan"), with fees and obligations on the unpaid principal balance as provided in this Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this "Note") from the date hereof, until paid.

This Note is executed pursuant to that certain Credit Agreement dated as of the date hereof by and among, inter alia, Borrowers, Holder, Sovereign - Emerald Crest Capital Partners II, LP, a Delaware limited partnership, as co-Lender, and Emerald Crest Management Company, LLC, a Delaware limited liability company, in its capacity as Agent for the Lenders (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1.         Interest.

(a)       Except as otherwise provided herein, interest shall be computed and shall accrue at a rate per annum equal to the Base Interest Rate.

(b)       Interest shall be computed on the outstanding principal balance of the Loan on the basis of a year consisting of 360 days and charged for the actual number of days elapsed during the period for which interest is being calculated.

2.         Principal and Interest Payments.

(a)       Interest Payment.  Interest on the Loan shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which the Loan is made and at maturity (whether upon demand, by acceleration, otherwise).  Interest at the Post-Default Rate shall be payable on demand.

(b)       Principal Payments.  The outstanding principal of the Loan shall be repayable in quarterly installments on the first day of each January, April, July and October, commencing on July 1, 2011.  The first six such quarterly installments, being the payments due July 1, 2011 through and including the payment due October 1, 2012, shall each be in an amount equal to $62,500.  Commencing with the payment due on January 1, 2013 and thereafter, each subsequent quarterly installment of principal shall be in an amount equal to $137,500; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal balance of the Loan and shall be due and payable on the Final Maturity Date (or earlier upon an acceleration or earlier termination of the Loan).

(c)       If any payment of interest or principal to be made by Borrowers shall become due on a day other than a Business Day, such payment will be made on the next succeeding Business Day and such extension of time shall be included in computing any interest with respect to such payment.

3.         Maturity Date.

The unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Borrowers under the terms of the Credit Agreement and the other Loan Documents shall be due and payable on the Final Maturity Date.  If the Final Maturity Date should fall on a day other than a Business Day, payment of the outstanding principal and all unpaid interest due under the terms hereof shall be made on the next succeeding Business Day, and such extension of time shall be included in computing any interest in respect of such payment.

4.         Prepayment.

Borrowers may voluntarily prepay the outstanding principal balance of the Loan, in whole or in part, only in accordance with the provisions of Section 2.05(a) of the Credit Agreement.  Borrowers shall be required to prepay the outstanding principal balance of the Loan upon the occurrence of those circumstances set forth in Section 2.05(b) of the Credit Agreement, in the amounts required thereby.

5.         Manner of Payment.

All payments by Borrowers under this Note shall be made without deduction, defense, set-off or counterclaim and in immediately available funds delivered by wire transfer to such account(s) at such bank(s) on behalf of Holder or Agent as Agent may from time to time designate in writing to Borrowers in accordance with the Credit Agreement.  Principal and interest are payable in lawful money of the United States of America.

6.         Applications of Payments; Late Charges.

(a)       Payments received by Holder pursuant to the terms hereof shall be applied in the manner required by the Credit Agreement.

(b)       If any installment of interest and/or the payment of principal is not received by Holder on the due date thereof, then in addition to the remedies conferred upon Holder pursuant to Article IX of the Credit Agreement and the other Loan Documents, the Holder may elect to assess a late charge in the amount of 7% of the late payment for the first day late, and an additional 3% of the amount of the late payment for each further day late thereafter, for a maximum of 5 days, which late charge will be added to the delinquent amount to compensate Holder for the administrative expenses resulting from any such delinquency.  Borrowers understand that the failure of Borrowers to make payments hereunder in a timely manner shall cause Holder to incur substantial administrative expenses as a result of any such delinquency, and Borrowers and Holder agree that the foregoing late charge represents a good faith and fair and reasonable estimate of the probable cost to Holder resulting from any such delinquency.  Borrowers acknowledge that during the time that any such amount shall be in default, Holder will incur losses which are impracticable, costly and inconvenient to ascertain and that such late charge represents a reasonable sum considering all of the circumstances existing on the date of the execution of this Note and represents a reasonable estimate of the losses Holder will incur by reason of late payment.  Borrowers further agree that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix.  Acceptance of such late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Holder from exercising any of the other rights and remedies available hereunder.

7.         Default.

The occurrence of any Event of Default, as defined in the Credit Agreement, shall constitute an Event of Default under this Note.

8.         Remedies.

Upon the occurrence of an Event of Default and without demand or notice, Holder shall have the option to declare the entire balance of principal hereunder, together with all accrued interest thereon, immediately due and payable and to exercise all rights and remedies available to it under the Credit Agreement, the other Loan Documents, at law or in equity.  Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal together with all accrued interest thereon shall bear interest at the Post-Default Rate, and such interest shall be payable on demand.  No delay or omission on the part of Holder hereof in exercising any right under this Note or under any of the Loan Documents shall operate as a waiver of such right.  The application of the Post-Default Rate shall not be interpreted or deemed to extend any cure period set forth in any Loan Document or otherwise limit in any way any of Holder's remedies hereunder or thereunder.

9.         Waiver.

(a)       Every person or entity at any time liable for the payment of the indebtedness evidenced hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of Borrowers hereunder, Holder may extend the Final Maturity Date or the time for payment of any installment due hereunder, accept security, release any party liable hereunder and release any security hereafter securing this Note.  Any such renewals, extensions or other actions may be made without notice to or consent of any person or entity liable for the payment of the indebtedness evidenced hereby.  Borrowers further waive, to the full extent permitted by law, the right to plead any and all statutes of limitation as a defense to any demand on this Note, any other Loan Document or on any security agreement or other agreement now or hereafter securing this Note.

(b)       Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Holder and then only to the extent specifically set forth therein; a waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion.  All remedies conferred upon Holder by this Note or any other instrument or agreement connected herewith or related hereto shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder's option.

10.         Attorneys' Fees.

If this Note is not paid when due or if any Event of Default occurs, Borrowers promise to pay all costs of enforcement and collection, including, but not limited to, Holder's attorneys' fees (whether incurred in a third party action or in an action brought by Holder against Borrowers to enforce its rights under this Note), whether or not any action or proceeding is brought to enforce the provisions hereof, including, without limitation, any action or proceeding in connection with any bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceeding.

11.         Severability.

Every provision of this Note is intended to be severable.  In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

12.         Interest Rate Limitation.

The provisions of this Note, the Credit Agreement and the other Loan Documents are hereby expressly limited so that in no contingency or event whatever shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the sums evidenced by this Note exceed the maximum amount permissible under applicable law.  If from any circumstance whatever the performance or fulfillment of any provision of this Note, the Credit Agreement or any of the other Loan Documents should involve or purport to require any payment in excess of the limit prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity.  In addition, if, from any circumstance whatever, Holder should ever receive as interest an amount which would exceed the highest lawful rate under applicable law, then the amount which would be excessive interest shall be applied as an optional reduction of principal (or, at Holder's option, be paid over to Borrowers), and will not be counted as interest.

13.         Headings.

Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

14.         Time is of the Essence.

Time is of the essence with respect to all obligations under this Note.

15.         Successors.

This Note and all its provisions, conditions, promises and covenants hereof shall be binding in accordance with the terms hereof upon Borrowers and their successors and assigns, provided nothing herein shall be deemed consent to any assignment restricted or prohibited by the terms of the Credit Agreement.  The obligations of Borrowers hereunder shall be joint and several.  All of the rights and privileges hereof shall inure to the benefit of Holder and its successors and assigns.

16.         Choice of Law; Jurisdiction and Venue; Waiver of Jury Trial.

BORROWERS AND HOLDER HAVE AGREED THAT, IN ACCORDANCE WITH SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, ALL PROVISIONS OF THIS NOTE AND OF THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.  FOR PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, IN ACCORDANCE WITH SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR IN THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (COLLECTIVELY, THE "NEW YORK COURTS"), SUCH JURISDICTION TO BE EXCLUSIVE HEREUNDER EXCEPT IN THOSE CIRCUMSTANCES WHERE THE NEW YORK COURTS ARE UNABLE TO EXERCISE IN REM JURISDICTION OVER PARTICULAR COLLATERAL, IN WHICH EVENT THE PARTIES AGREE THAT JURISDICTION SHALL BE PROPER IN THE STATE IN WHICH SUCH COLLATERAL IS LOCATED.  BORROWERS HEREBY CONSENT THAT THEY MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK IN ACCORDANCE WITH APPLICABLE LAW, SERVICE TO BE DEEMED EFFECTIVE ON THE EARLIER OF ACTUAL DELIVERY OR FIVE (5) BUSINESS DAYS AFTER THE FIRST ATTEMPTED DELIVERY IF MAILED TO THE THEN CURRENT ADDRESS FOR NOTICES TO SUCH BORROWER UNDER THE CREDIT AGREEMENT.  FURTHERMORE, BORROWERS WAIVE AND AGREE NOT TO ASSERT IN ANY ACTION, SUIT OR PROCEEDING HEREUNDER THAT THEY ARE NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE NEW YORK COURTS, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT VENUE OF THE ACTION, SUIT OR PROCEEDING IN THE NEW YORK COURTS IS IMPROPER.  TO THE EXTENT THAT A COURT OF COMPETENT JURISDICTION FINDS NEW YORK LAW INAPPLICABLE WITH RESPECT TO ANY PROVISIONS OF THIS NOTE OR OF THE OTHER LOAN DOCUMENTS, THEN, AS TO THOSE PROVISIONS ONLY, THE LAWS OF THE JURISDICTIONS WHERE THE COLLATERAL IS LOCATED SHALL BE DEEMED TO APPLY.  NOTHING IN THIS SECTION SHALL LIMIT OR RESTRICT THE RIGHT OF HOLDER (1) TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS LOCATED IN THE JURISDICTIONS IN WHICH THE COLLATERAL IS LOCATED TO THE EXTENT HOLDER DETERMINES THAT THE NEW YORK COURTS MAY NOT BE ABLE TO EXERCISE IN REM JURISDICTION OVER SUCH COLLATERAL OR DEEMS SUCH PROCEEDING NECESSARY OR ADVISABLE TO PRESERVE RIGHTS OR EXERCISE REMEDIES AVAILABLE UNDER THIS NOTE OR THE

OTHER LOAN DOCUMENTS OR (2) TO ENFORCE ANY AWARDS OR JUDGMENTS OBTAINED HEREUNDER IN ANY OTHER JURISDICTIONS.  HOLDER AND BORROWERS ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

BORROWERS AND HOLDER HEREBY AGREE THAT THIS PROVISION CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY PURSUANT TO THE PROVISIONS OF ALL APPLICABLE LAWS.  EACH BORROWER DOES HEREBY CONSTITUTE AND APPOINT HOLDER ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WHICH APPOINTMENT IS COUPLED WITH AN INTEREST, AND HEREBY AUTHORIZES AND EMPOWERS HOLDER, IN THE NAME, PLACE AND STEAD OF SUCH BORROWER, TO FILE THIS AGREEMENT WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Note to be duly executed and delivered as of the date first set forth above.

BORROWERS:

S SQUARED, L.L.C., an Illinois limited liability company

By: /s/ Scott N. Beck

Name: Scott N. Beck

Title: CEO

ENVERSA COMPANIES LLC, a Texas limited liability company

By: /s/ Scott N. Beck

Name: Scott N. Beck

Title: CEO